UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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A. SCHULMAN, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
STARBOARD VALUE & OPPORTUNITY FUND, LLC
RCG ENTERPRISE, LTD
PARCHE, LLC
RCG STARBOARD ADVISORS, LLC
RAMIUS CAPITAL GROUP, L.L.C.
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
MARK MITCHELL
MICHAEL CAPORALE, JR.
LEE MEYER
YEVGENY V. RUZHITSKY

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Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. (“Ramius Capital”), together with the other participants named herein, has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its nominees at the 2007 annual meeting of stockholders of A. Schulman, Inc., a Delaware corporation (the “Company”).

Item 1: On January 4, 2008, Ramius Capital issued the following press release:

RAMIUS CAPITAL ISSUES LETTER TO A. SCHULMAN STOCKHOLDERS

Urges Stockholders Not To Be Distracted By The Company’s Announcements Attempting To Create The Illusion Of Change

Says New CEO Gingo’s Hastily Fabricated “100 Day Plan” Is Nothing More Than A Desperate, Last Minute Attempt To Sway Stockholder Votes

Calls On Stockholders To Vote for Ramius' Two Independent Nominees To Ensure The Company Takes All Actions To Maximize Stockholder Value

NEW YORK – January 4, 2007 – Starboard Value and Opportunity Master Fund Ltd., an affiliate of RCG Starboard Advisors, LLC and Ramius Capital Group, L.L.C. (collectively, "Ramius"), today issued a letter to all stockholders of A. Schulman Inc. ("Schulman" or the "Company") (NASDAQ: SHLM) highlighting the Company’s latest desperate effort to mislead stockholders.  Ramius urges stockholders to ignore the Company’s rhetoric and elect both Michael Caporale, Jr. and Lee Meyer to the Company’s Board of Directors at the upcoming 2007 Annual Meeting of stockholders scheduled for January 10, 2008.

The letter notes that Mr. Gingo’s “100 Day Plan” is nothing more than another restructuring plan that has no tangible or substantive metrics by which to hold management or the Board accountable, and questions whether the Board is truly committed to exploring all strategic alternatives.

Ramius Partner Mark Mitchell stated, “In our view, Mr. Gingo’s ‘100 Day Plan’ has absolutely no substance and creates nothing more than the illusion of change.  Clearly it is a desperate, last minute attempt to sway stockholder votes just before the Annual Meeting.  The only tangible aspect of Mr. Gingo’s ‘100 Day Plan’ was a decision to suspend further capital investment in Invision.  Less than a week ago in its presentation to stockholders, Schulman advertised Invision as an important part of the Company’s future success and an area for investment.  The Company is clearly still trying to find a direction”

Mr. Mitchell added, “Ramius' independent nominees have successful and proven track records with significant CEO, board, and relevant industry experience. Stockholders deserve a board comprised of knowledgeable, experienced and truly independent directors who are committed to exploring all available strategic alternatives and ensuring that the Company is run for the best interest of all stockholders.”

Ramius is the beneficial holder of approximately 7.4% of Schulman’s outstanding shares.

The full text of the letter follows:

Dear Fellow Stockholders:

RECENT ACTIONS BY THE A. SCHULMAN BOARD ARE A LAST-DITCH EFFORT TO SWAY YOUR VOTES

DO NOT BE DISTRACTED BY THE ILLUSION OF CHANGE

As long-term stockholders of A. Schulman, Inc. (“Schulman” or the “Company), we have seen Schulman take actions time and time again to distract stockholders’ attention from the real strategic and operating issues facing the Company.  These initiatives are designed to buy management and the board of directors even more time to continue to implement their flawed business strategy.  The Company’s recent announcement of the new CEO’s generic, so-called “100 Day Plan” and of Ramius’ unwillingness to settle the Company’s third consecutive election contest just one week before the Annual Meeting is unmistakably a product of desperation designed to sway your vote.

PAST SETTLEMENT AGREEMENTS HAVE NOT LED TO IMPROVED OPERATING PERFORMANCE

The time has come for this Board to stop using settlement agreements as a tool to entrench itself and to continue its misguided business strategy.  Consecutive settlement agreements have not led to improved operating performance.  Glass Lewis & Co., a leading independent proxy advisory firm, recognizing the fallibility of past settlement agreements, recently stated that it is “troubled by the lack of improvement in the Company’s operational performance despite the presence of at least one Barington nominee on the Board since 2005.”  We will not sit by any longer while this Board continues to fail to live up to its promises under settlement agreements as both stockholder value and operating performance continue to erode.  If these settlement agreements were really part of the solution at Schulman, ask yourself why would three of them in a row even be necessary?  We think the answer is clear:  The Schulman Board is only committed to settlement agreements to the extent that they buy this Board more time for it to rubber-stamp its failed strategies.

PLEASE DO NOT BE MISLED BY SCHULMAN’S ACTIONS TO CREATE THE ILLUSION OF CHANGE

Consider the following actions that, we believe, the Company is using to influence your vote:

ILLUSION #1:  The Company identified and hired a “highly qualified” candidate to replace Terry Haines as CEO.

THE REALITY:  The Board failed to bring in “new blood” to help turn around the Company and instead hand-picked a Schulman insider with no apparent relevant industry experience and who has been a Board member, and therefore a part of the problem at Schulman, since 2000.  Since Mr. Gingo joined the Board, the Company’s North American segment has been unprofitable in six of the past seven years and operating margins have declined by approximately 400 basis points despite numerous restructuring efforts.  This Board did not run a comprehensive CEO search process.

ILLUSION #2:  Mr. Gingo has hatched a so-called “100 Day Plan” with a “real sense of urgency” to position the Company for success.

THE REALITY:  The “100 Day Plan” is yet another restructuring plan that has no tangible or substantive metrics by which to hold management or the Board accountable, and is simply, in our view, another guise under which the Company will continue its failed business strategies.  Where has Mr. Gingo’s “real sense of urgency” been while he has sat on a Board that has watched over significant deterioration in the Company’s operating performance for the past seven years?  In our view, this “100 Day Plan” -- that provides for no accountability -- is nothing more than a desperate, last minute attempt to sway stockholder votes just before the Annual Meeting.  It seems to us that Mr. Gingo only feels a real “sense of urgency” to say and do whatever it takes to get past this election contest.

The only tangible aspect of Mr. Gingo’s “100 Day Plan” was a decision to suspend further capital investment in Invision.  Less than a week ago, in its presentation to stockholders, Schulman advertised Invision as an important part of the Company’s future success and an area for investment.  Consider the fact that Mr. Gingo has been the Board’s technical advisor on this product since his appointment to the Board in 2000.  Why did it take so long for this Board to suspend capital investment and assess the viability of this product?

ILLUSION #3:  The Board is committed to exploring strategic alternatives and has a “wholly-independent” Special Committee already in place.

THE REALITY:  The Company adamantly opposed such a strategic alternatives review process in its initial response to our stockholder proposal on November 2, 2007 and “flip-flopped” its position, in our opinion, to get past this election contest.  Despite obvious conflicts as CEO, Mr. Gingo was selected to sit on the Special Committee and only in the face of pressure from Ramius did the Company recently announce that he would not participate as a “voting member” on the Special Committee.

ILLUSION #4: The Company is “responsive to stockholders’ interests” and has “implemented numerous corporate governance policy and practice improvements.”

THE REALITY:  The only “improvements” that the Company has implemented, such as the redemption of its “poison pill” and the establishment of a “lead independent director”, have been reactionary responses in the face of proxy contests.  In fact, the Company was required to implement each of these reforms under the terms of past settlement agreements.

YOU HAVE THE OPPORTUNITY TO PROTECT YOUR INVESTMENT!

By voting for BOTH of our highly qualified nominees, Michael Caporale, Jr. and Lee Meyer, on the GOLD proxy card, you empower our nominees to ensure that the Company takes all actions to maximize stockholder value.  Rest assured that they can, and will, appropriately represent the stockholders’ best interests.

WE ARE ASKING FOR YOUR SUPPORT TO ELECT DIRECTORS WHO WILL REPRESENT YOUR BEST INTERESTS ON THE SCHULMAN BOARD

Please vote for Mr. Caporale and for Mr. Meyer on the GOLD proxy card.  We offer you the opportunity to elect to the Schulman boardroom stockholder representatives committed to building the value of your investment.  In the meantime, we urge you NOT to return any WHITE proxy card Schulman management sends you.

If you have any questions, or need assistance in voting your shares, please call Innisfree M&A Incorporated, toll-free, at 1-888-750-5834.

Respectfully,

/s/ Mark R. Mitchell

Mark R. Mitchell
Partner, Ramius Capital Group, LLC

About Ramius Capital Group, L.L.C.

Ramius Capital Group is a registered investment advisor that manages assets of approximately $9.6 billion in a variety of alternative investment strategies. Ramius Capital Group is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Vienna.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

On December 19, 2007, Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. (“Ramius Capital”), together with the other participants named herein, made a definitive filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2007 annual meeting of stockholders of A. Schulman, Inc., a Delaware corporation (the “Company”).

RAMIUS CAPITAL ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE NUMBER: (888) 750-5834.

The participants in the proxy solicitation are Starboard Value and Opportunity Master Fund Ltd., a Cayman Islands exempted company  (“Starboard”), Starboard Value & Opportunity Fund, LLC, a Delaware limited liability company (“Starboard Value”), Parche, LLC, a Delaware limited liability company (“Parche”), RCG Enterprise, Ltd, a Cayman Islands exempted company (“RCG Enterprise”), RCG Starboard Advisors, LLC, a Delaware limited liability company (“RCG Starboard”), Ramius Capital, a Delaware limited liability company, C4S & Co., L.L.C., a Delaware limited liability company (“C4S”), Peter A. Cohen (“Mr. Cohen”), Morgan B. Stark (“Mr. Stark”), Thomas W. Strauss (“Mr. Strauss”), Jeffrey M. Solomon (“Mr. Solomon”), Mark Mitchell (“Mr. Mitchell”), Michael Caporale, Jr. (“Mr. Caporale Jr.”), Lee Meyer (“Mr. Meyer”) and Yevgeny V. Ruzhitsky (“Mr. Ruzhitsky”) (collectively, the “Participants”).  As of January 4, 2007, Starboard beneficially owns 998,073 shares of Common Stock of the Company, Starboard Value beneficially owns 736,984 shares of Common Stock of the Company and Parche beneficially owns 327,738 shares of Common Stock of the Company.  As the sole non-managing member of Parche and owner of all economic interests therein, RCG Enterprise is deemed to beneficially own the 327,738 shares of Common Stock of the Company owned by Parche. As the investment manager of Starboard and the managing member of each of Parche and Starboard Value, RCG Starboard Advisors is deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the Company owned by Starboard Value and the 327,738 shares of Common Stock of the Company owned by Parche.  As the sole member of RCG Starboard Advisors, Ramius Capital is deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the Company owned by Starboard Value and the 327,738 shares of Common Stock of the Company owned by Parche.  As the managing member of Ramius Capital, C4S is deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the Company owned by Starboard Value and the 327,738 shares of Common Stock of the Company owned by Parche. As the managing members of C4S, each of Messrs. Cohen, Stark, Strauss and Solomon is deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the Company owned by Starboard Value and the 327,738 shares of Common Stock of the Company owned by Parche.  Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of such shares of Common Stock of the Company to the extent of their respective pecuniary interest therein. As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of Messrs. Caporale, Jr., Meyer, Mitchell and Ruzhitsky is deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the Company owned by Starboard Value and the 327,738 shares of Common Stock of the Company owned by Parche.  Messrs. Caporale, Jr., Meyer, Mitchell and Ruzhitsky each disclaim beneficial ownership of the shares of Common Stock of the Company that they do not directly own.

Contact:
Media & Stockholders:
Sard Verbinnen & Co.
Dan Gagnier or Renée Soto, 212-687-8080